Exhibit 99.1

Rocket Pharmaceuticals Announces Private Exchange Transactions Regarding Outstanding Convertible Senior Notes due 2021

NEW YORK – February 11, 2020 - Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT)  (“Rocket”), a clinical-stage company advancing an integrated and sustainable pipeline of genetic therapies for rare childhood disorders, today announces that on February 10, 2020 it has entered into privately negotiated agreements (the “Exchange Agreements”) with certain holders of its outstanding 5.75% Convertible Senior Notes due 2021 (the “Old Notes”). Pursuant to the Exchange Agreements, Rocket will exchange approximately $35.9 million aggregate principal amount of the Old Notes (which represents approximately 69% of the aggregate outstanding principal amount of the Old Notes) for (a) approximately $35.9 million aggregate principal amount of its new 6.25% Convertible Senior Notes due 2022 (the “New Notes”) (an exchange ratio equal to 1.00 New Notes per exchanged Old Note) and (b) an amount of cash equal to the accrued and unpaid interest, if any, on the exchanged Old Notes from, and including, February 1, 2020, to, but excluding, the closing date of the exchange transactions. Following the closing of the exchange transactions, approximately $16.2 million aggregate principal amount of the Old Notes will remain outstanding. The exchange transactions are expected to close on or about February 19, 2020, subject to customary closing conditions.

When issued:
●
The New Notes will represent senior unsecured obligations of Rocket and pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2020, at a rate of 6.25% per annum;

●	The New Notes will mature on August 1, 2022, unless earlier converted, redeemed or repurchased;
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The New Notes will be convertible at the option of holders in certain circumstances and during certain periods into shares of Rocket’s common stock, together with a cash payment, if applicable, in lieu of delivering any fractional share of common stock.  The initial conversion rate is 31.1876 shares of Rocket’s common stock per $1,000 principal amount of the New Notes, which is equivalent to an initial conversion price of approximately $32.06 per share and will be subject to customary anti-dilution adjustments; and

●
Rocket may redeem for cash all or any portion of the New Notes, at its option, under certain circumstances at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Additionally, Rocket repurchased all of the available shares of its common stock from certain holders of the Old Notes participating in the exchange transactions in privately negotiated, off-market transactions. Such repurchases could increase (or reduce the size of any decrease in) the market price of Rocket’s common stock prior to, concurrently with or shortly after the pricing of the New Notes.

The New Notes and any of Rocket’s common stock issuable upon conversion of the New Notes have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rocket Pharmaceuticals, Inc.
Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT) (“Rocket”) is advancing an integrated and sustainable pipeline of genetic therapies that correct the root cause of complex and rare childhood disorders. The company’s platform-agnostic approach enables it to design the best therapy for each indication, creating potentially transformative options for patients contending with rare genetic diseases. Rocket's clinical programs using lentiviral vector (LVV)-based gene therapy are for the treatment of Fanconi Anemia (FA), a difficult to treat genetic disease that leads to bone marrow failure and potentially cancer, Leukocyte Adhesion Deficiency-I (LAD-I), a severe pediatric genetic disorder that causes recurrent and life-threatening infections which are frequently fatal, and Pyruvate Kinase Deficiency (PKD) a rare, monogenic red blood cell disorder resulting in increased red cell destruction and mild to life-threatening anemia. Rocket’s first clinical program using adeno-associated virus (AAV)-based gene therapy is for Danon disease, a devastating, pediatric heart failure condition. Rocket’s pre-clinical pipeline program is for Infantile Malignant Osteopetrosis (IMO), a bone marrow-derived disorder. For more information about Rocket, please visit www.rocketpharma.com.

Rocket Cautionary Statement Regarding Forward-Looking Statements
Various statements in this release concerning Rocket’s future expectations, plans and prospects, including without limitation, Rocket’s expectations with respect to the exchange transactions and Rocket’s expectations regarding the safety, effectiveness and timing of product candidates that Rocket may develop, to treat Fanconi Anemia (FA), Leukocyte Adhesion Deficiency-I (LAD-I), Pyruvate Kinase Deficiency (PKD), Infantile Malignant Osteopetrosis (IMO) and Danon Disease, and the safety, effectiveness and timing of related pre-clinical studies and clinical trials, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will give,” “estimate,” “seek,” “will,” “may,” “suggest” or similar terms, variations of such terms or the negative of those terms. Although Rocket believes that the expectations reflected in the forward-looking statements are reasonable, Rocket cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, the risk that the exchange transactions will not be consummated, Rocket’s ability to successfully demonstrate the efficacy and safety of such products and pre-clinical studies and clinical trials, its gene therapy programs, the preclinical and clinical results for its product candidates, which may not support further development and marketing approval, the potential advantages of Rocket’s product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of pre-clinical studies and clinical trials of its product candidates, Rocket’s and its licensors’ ability to obtain, maintain and protect its and their respective intellectual property, the timing, cost or other aspects of a potential commercial launch of Rocket’s product candidates, Rocket’s ability to manage operating expenses, Rocket’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Rocket’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Rocket’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed November 8, 2019 with the SEC. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and Rocket undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Claudine Prowse, Ph.D.
SVP, Strategy & Corporate Development
investors@rocketpharma.com